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                                                                    EXHIBIT 23.2



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'

    We consent to the use in this Current Report on Form 8-K of Jacor Communications, Inc. of our report dated September 18, 1997 on our audits of the financial statements of WN Broadcasting Corp. as of December 31, 1996, 1995 and 1994 and for each of the three years in the period ended December 31, 1996.

                                       William T. Ogden, Inc.

Youngstown, Ohio
November 21, 1997